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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-3 of our report dated February 4, 2000, except for Note 10, as to which the date is March 30, 2000 and for Note 17, as to which the date is March 27, 2000, relating to the financial statements and financial statement schedule, which appears in Amerigon Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP
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Costa Mesa, California
PricewaterhouseCoopers LLP

July 24, 2000